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                                                                      EXHIBIT 11

                Statement of Computation of Earnings Per Share


                                                        Twelve Months Ended
                                                           September 30,
                                                      2000               1999
                                                  ------------       ------------
Shares Outstanding Beginning of Period              4,090,361          6,924,500

Shares Issued During Period:
                 October 1, 1998                                          60,000
                 December 15, 1998                                       (32,305)
                 December 15, 1998                                        20,000
                 February 23, 1999                                       (66,667)
                 June 14, 1999                                        (2,839,689)
                 June 28, 1999                                            24,522
                 March 6, 2000                        140,000
                                                  ------------       ------------
Total Outstanding                                   4,230,361          4,090,361

Weighted average number of shares outstanding       4,181,348          6,100,537

Shares deemed outstanding from assumed
exercise of stock options                                   -                  -
                                                  ------------       ------------

Total                                               4,181,348          6,100,537
                                                  ============       ============

Earnings (loss) applicable to common shares       $(2,376,488)       $(1,022,694)
                                                  ============       ============

Earnings (loss) per share of common stock         $    (0.568)       $    (0.168)
                                                  ============       ============
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